Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289805

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 3, 2025)

ATLAS LITHIUM CORPORATION

2,500,000 Shares of Common Stock

We are offering to certain institutional investors (the “Investors”), 2,500,000 shares of our common stock, par value $0.001 per share (“common stock”) pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATLX.” On December 5, 2025, the last reported sale price of our common stock was $4.59 per share.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “placement agent”) in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fee set forth in the table below.

We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

	Per Common Share	Total
Public offering price	$4.00	$10,000,000.00
Placement agent fees(1)	$0.28	$700,000.00
Proceeds to Atlas Lithium Corporation, before expenses	$3.72	$9,300,000.00

(1) We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this offering. In addition, we have agreed to reimburse certain expenses of the placement agent in connection with the offering. See “Plan of Distribution” for additional disclosure regarding placement agent’s compensation.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the common stock against payment will be made on or about December 8, 2025.

A.G.P.

The date of this prospectus supplement is December 5, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement, dated December 5, 2025, and an accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-289805), that we filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2025 and which was declared effective on September 3, 2025. Under the shelf registration process, we may offer and sell, from time to time, shares of our common stock and/or preferred stock in one or more offerings.

The accompanying prospectus provides you with a general description of our common stock. This prospectus supplement contains specific information about the terms of this offering of our shares of common stock. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we or the placement agent may provide to you, including any information incorporated by reference. We and the placement agent have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus or any document incorporated by reference herein or therein is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” are to Atlas Lithium Corporation and its subsidiaries. The term “you” refers to a prospective investor.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Company Overview

Atlas Lithium Corporation is a mineral exploration and development company with lithium projects and multiple lithium exploration properties. In addition, we own exploration properties in other battery minerals, including nickel, copper, rare earths, graphite, and titanium. Our current focus is the development from exploration to active mining of our hard-rock lithium project located in the state of Minas Gerais in Brazil at a well-known pegmatitic district in Brazil, which has been denominated by the government of Minas Gerais as “Lithium Valley.” We intend to mine and then process our lithium-containing ore to produce lithium concentrate (also known as spodumene concentrate), a key ingredient for the battery supply chain.

We own 53,942 hectares (539 km2) for lithium in 95 mineral rights (2 in pre-mining concession stage, 85 in exploration stage, and 8 in pre-exploration stage). We believe that we hold the largest portfolio of exploration properties for lithium in Brazil among publicly listed companies.

In addition to our lithium exploration activities, as of September 30, 2025, we also own approximately 28.15% of the shares of common stock of Atlas Critical Minerals Corporation (formerly known as Jupiter Gold Corporation), which trades on the OTC QB operated by OTC Markets Group, Inc. under the symbol JUPGF. Atlas Critical Minerals Corporation (“Atlas Critical Minerals”) is an exploration stage company focused on the exploration and development of mineral rights relating to certain critical minerals such as rare earths, copper, graphite, nickel, iron, gold and quartzite. The results of operations of Atlas Critical Minerals are consolidated in our financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Recent Developments

On December 5, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”), with the Investors, pursuant to which we agreed to issue and sell 2,500,000 shares of our common stock in a registered offering at a purchase price of $4.00 per share. The Company filed the Purchase Agreement with the SEC as Exhibit 10.1 to a Current Report on Form 8-K on December 8, 2025.

S-2

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011, under the name Flux Technologies, Corp. From inception until December 18, 2012, we were focused on the software business, which business was discontinued. We operated with the name “Brazil Minerals, Inc.” until September 26, 2022, when we changed our name to “Atlas Lithium Corporation.” In January 2023, we completed a public offering of shares of our common stock and on January 10, 2023 began trading on the Nasdaq under the ticker symbol “ATLX.” Our principal executive offices outside of the U.S. are located at Rua Antonio de Albuquerque, 156 – 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010 and our telephone number is (833) 661-7900. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our common stock and 100% of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) currently controls approximately 65% of the voting power of our capital stock and will continue to control a majority of the voting power of our capital stock upon completion of this offering, and we believe that we are a “controlled company,” as such term is defined under the Nasdaq Listing Rules. Accordingly, the voting rights of purchasers of our common stock or preferred stock will be qualified by the right of the holder of our Series A Preferred to exercise 51% of the voting power of our capital stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company after this offering so long as (i) our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

S-3

THE OFFERING

Common stock offered by us	2,500,000 shares

Common stock to be outstanding after this offering	26,554,331 shares of common stock (as more fully described in the notes following this table)

Offering Price	$4.00 per share of common stock

Use of proceeds

We estimate that the net proceeds from the sale of the common stock we are offering will be approximately $9.2 million, after deducting placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our lithium concentrate product, general and administrative expenses, and working capital and capital expenditures. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“ATLX”

The number of shares of common stock to be outstanding after this offering is based on 24,054,331 shares of our common stock outstanding as of December 5, 2025, which excludes:

●	one share of Series A Preferred;

●	2,665,006 shares of common stock issuable upon the exercise of outstanding common stock options and achievement of vesting conditions of RSUs granted to certain officers, directors and consultants between 2021 and 2025; and

●	130,761 warrants to purchase shares of common stock issuable upon the exercise of such warrants.

Our 2023 Stock Incentive Plan, as amended, has 3,000,000 shares of common stock reserved for issuance with 974,354 shares remaining available for issuance thereunder.

S-4

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in this prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Sales of our common stock in this offering will result in immediate and substantial dilution to our stockholders and further dilution may occur as a result of future equity offerings.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the net tangible book value per share of our common stock, the Investors and our existing shareholders will suffer immediate and substantial dilution in the net tangible book value of the common stock held by such parties. For example, between September 30, 2025 and December 5, 2025, we issued 2,257,953 shares of common stock, which results in greater dilution to the Investors. The exercise of outstanding stock options and warrants, and the vesting of outstanding restricted stock units, may result in further dilution. See the section of this prospectus entitled “Dilution” for a more information. Further, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be higher or lower than the price per share paid by the Investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

S-5

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements.” We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act.

All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements, including, without limitation, statements regarding current expectations, as of the date of each such document, our future results of operations and financial position; our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; labor relations; changes in the market prices of lithium and lithium products and demand for such products; geopolitical uncertainties, including tariffs, trade restrictions and other components of U.S. and global trade policy; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; and uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting from the failure to discover mineral deposits or the discovery of mineral deposits that are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to permitting, royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, litigation, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions, geopolitical tensions and trade policies.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other of our filings made with the SEC. The risk factors contained in our most recent Annual Report on Form 10-K are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that we make with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-6

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock we are offering will be approximately $9.2 million, after deducting placement agent’s fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our lithium concentrate product, general and administrative expenses, and working capital and capital expenditures. We have not currently planned or committed any specific amounts to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

S-7

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock in this offering and the net tangible book value per share of our common stock giving effect to this offering.

Our net tangible book value as of September 30, 2025, was approximately $35.6 million, or $1.6320 per share of common stock based upon 21,796,378 shares of common stock outstanding as of September 30, 2025. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2025.

After giving effect to the issuance and sale of 2,500,000 shares of common stock in the aggregate amount of $10,000,000 in this offering, at a public offering price of $4.00 per share, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $45.6 million, or $1.8757 per share of common stock. This represents an immediate increase of $0.2437 per share in net tangible book value to our existing stockholders and immediate dilution of $2.1243 per share to the Investors purchasing our common stock in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		$4.00
Historical net tangible book value per share as of September 30, 2025	$1.6320
Increase in as adjusted net tangible book value per share attributable to the Investors purchasing shares of common stock in this offering	$0.2437
As adjusted net tangible book value per share immediately after this offering		$1.8757
Dilution per share to the Investors purchasing shares of common stock in this offering		$2.1243

The above discussion and table are based on 21,796,378 shares of common stock outstanding as of September 30, 2025, which excludes:

●	one share of Series A Preferred;

●	2,665,006 shares of common stock issuable upon the exercise of outstanding common stock options and achievement of vesting conditions of RSUs granted to certain officers, directors and consultants between 2021 and 2025; and

●	130,761 warrants to purchase shares of common stock issuable upon the exercise of such warrants.

Our 2023 Stock Incentive Plan, as amended, has 3,000,000 shares of common stock reserved for issuance with 974,354 shares remaining available for issuance thereunder.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above. To the extent that outstanding options are exercised, you will experience further dilution.

The information provided above is based on our most recent net tangible book value as reported on our Form 10-Q for the period ended September 30, 2025. Between September 30, 2025 and December 5, 2025, the total number of shares of common stock outstanding increased by 2,257,953 shares, which results in a greater dilution to the Investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our stockholders.

S-8

DESCRIPTION OF SECURITIES WE ARE OFFERING

Offering

We are offering 2,500,000 shares of our common stock at a price of $4.00 per share.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference. Our common stock is listed on the Nasdaq under the symbol “ATLX.” Our transfer agent is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

S-9

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and accompanying prospectus, we are offering 2,500,000 shares of our common stock. The shares of common stock are being sold at a purchase price of $4.00 per share. All of the shares of common stock sold in this offering will be sold at the same price and we expect a single closing.

The placement agent has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated December 5, 2025. The placement agent is not purchasing or selling any shares of common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the common stock offered hereby. We entered into the Purchase Agreement directly with the Investors in connection with this offering. It is possible that not all of the shares of common stock we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. There is no minimum number of securities or minimum aggregate proceeds for this offering to close. The closing of this offering is subject to customary closing conditions.

We will deliver the shares of common stock being issued to the Investors upon receipt of each Investor’s funds for the purchase of the shares of common stock offered pursuant to this prospectus supplement. We expect to deliver shares of common stock being offered pursuant to this prospectus supplement on or about December 8, 2025.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds from the sale of shares of common stock in this offering. In addition, we have agreed to reimburse the placement agent for its legal fees in an amount up to $50,000, as well as non-accountable expenses in an amount up to $5,000.

The following table shows the per share and total placement agent’s fees we will pay to the placement agent in connection with the sale of shares of common stock pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares of common stock offered hereby.

	Per Common Share	Total
Public offering price	$4.00	$10,000,000.00
Placement agent fees(1)	$0.28	$700,000.00
Proceeds to Atlas Lithium Corporation, before expenses	$3.72	$9,300,000.00

We estimate that the total expenses of the offering payable by us, after deducting the placement agent’s fees, will be approximately $75,000.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of shares of common stock by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Determination of Offering Price

The offering price of the shares of common stock we are offering was negotiated between us and the Investors, in consultation with the placement agent based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

S-10

Lock-Up Agreements

We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain customary exceptions, for a period of 30 days after the closing date of this offering, unless we obtain prior written consent of the placement agent. This consent may be given by the placement agent at any time in its sole discretion and without notice.

In addition, each of our directors and officers have entered into a lock-up agreement with the placement agent for a period of 90 days after the closing date of this offering. Under the lock-up agreements, the directors and officers may not, subject to certain customary exceptions, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise transfer or dispose of, or enter into any transaction that is designed to, or could reasonably be expected to, result in a transfer or disposition of shares of common stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing, unless such directors or officers obtain prior written consent of the placement agent. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by the Investors.

Listing

Our common stock is traded on the Nasdaq under the symbol “ATLX.”

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-11

LEGAL MATTERS

The validity of the common stock covered by this prospectus supplement has been passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. The placement agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Atlas Lithium Corporation appearing in Atlas Lithium Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Pipara & Co LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

S-12

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below and all future filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 4, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 21, 2025, May 28, 2025, and May 30, 2025.

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 27, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

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PRELIMINARY PROSPECTUS

ATLAS LITHIUM CORPORATION

$75,000,000

Common Stock

Preferred Stock

Warrants

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000.

The securities may be sold directly to you, through agents or through underwriters and broker-dealers. If agents, underwriters or broker-dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATLX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. On August 18, 2025, the closing sale price of our common stock on the Nasdaq Capital Market was $6.09 per share.

Investing in these securities involves risks. Please carefully read the information under “Part I—Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and “Part II—Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, and any other filings we make with the Securities and Exchange Commission and that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC” or the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Atlas Lithium Corporation,” the “Company,” the “Registrant,” “we,” “our” and “us” refer, collectively, to Atlas Lithium Corporation, a Nevada corporation, and its subsidiaries taken as a whole.

Company Overview

Atlas Lithium Corporation is a mineral exploration and development company with lithium projects and multiple lithium exploration properties. In addition, we own exploration properties in other battery minerals, including nickel, copper, rare earths, graphite, and titanium. Our current focus is the development from exploration to active mining of our hard-rock lithium project located in the state of Minas Gerais in Brazil at a well-known pegmatitic district in Brazil, which has been denominated by the government of Minas Gerais as “Lithium Valley.” We intend to mine and then process our lithium-containing ore to produce lithium concentrate (also known as spodumene concentrate), a key ingredient for the battery supply chain.

We own 53,942 hectares (539 km2) for lithium in 95 mineral rights (2 in pre-mining concession stage, 85 in exploration stage, and 8 in pre-exploration stage). We believe that we hold the largest portfolio of exploration properties for lithium in Brazil among publicly listed companies.

In addition to our lithium exploration activities, as of June 30, 2025, we also own approximately 30.11% of the shares of common stock of Atlas Critical Minerals Corporation (formerly known as Jupiter Gold Corporation and referred to herein as “ACM”), which trades on the OTC QB operated by OTC Markets Group, Inc. under the symbol JUPGF. ACM is an exploration stage company focused on the exploration and development of mineral rights relating to certain critical minerals such as rare earths, copper, graphite, nickel, iron, gold and quartzite. The results of operations of ACM are consolidated in our financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011, under the name Flux Technologies, Corp. From inception until December 18, 2012, we were focused on the software business, which business was discontinued. We operated with the name “Brazil Minerals, Inc.” until September 26, 2022, when we changed our name to “Atlas Lithium Corporation.” In January 2023, we completed a public offering of shares of our common stock and on January 10, 2023 began trading on the Nasdaq Capital Market under the ticker symbol “ATLX.” Our principal executive offices outside of the U.S. are located at Rua Antonio de Albuquerque, 156 – 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010 and our telephone number is (833) 661-7900. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our common stock and 100% of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) currently controls approximately 65% of the voting power of our capital stock and will continue to control a majority of the voting power of our capital stock upon completion of this offering, and we believe that we are a “controlled company,” as such term is defined under the Nasdaq Listing Rules. Accordingly, the voting rights of purchasers of our common stock or preferred stock will be qualified by the right of the holder of our Series A Preferred to exercise 51% of the voting power of our capital stock.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock and warrants or any combination of the foregoing in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, as identified in the applicable prospectus supplement. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, broker-dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, broker-dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We currently have authorized 200,000,000 shares of common stock, par value $0.001 per share. As of August 18, 2025, 20,535,259 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.001, one share of which is issued and outstanding. As of August 18, 2025, one share of our preferred stock has been designated as Series A Convertible Preferred Stock, which one share of Series A Convertible Preferred Stock is issued and outstanding, and 1,000,000 shares of our preferred stock have been designated as Series D Convertible Preferred Stock, of which zero shares are issued and outstanding.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

As of August 18, 2025, we had outstanding warrants to purchase an aggregate of 85,001 shares of our common stock at an average exercise price of $8.05 per share. These warrants expire on dates ranging from December 31, 2025 to January 29, 2027, as applicable.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other filings we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus are forward-looking statements, including without limitation, statements regarding current expectations, as of the date of this prospectus, about our future results of operations and financial position, our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; labor relations; changes in the market prices of lithium and lithium products and demand for such products; geopolitical uncertainties, including tariffs, trade restrictions and other components of U.S. and global trade policy; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting from the failure to discover mineral deposits or the discovery of mineral deposits that are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to permitting, royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, litigation, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions, geopolitical tensions and trade policies.

The forward-looking statements in this prospectus are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other of our filings made with the SEC. The risk factors contained in our most recent Annual Report on Form 10-K are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that we make with the SEC.

You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

Holders of our common stock are entitled to such dividends as our Board may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share held on all matters submitted to a vote of our shareholders.

Unless otherwise provided by our articles of incorporation, our bylaws, the Nevada Revised Statutes or applicable law, actions by stockholders entitled to vote on a matter are determined by a majority of the votes cast. Holders of our common stock are not entitled to conversion, redemption or preemptive rights. Upon dissolution or winding up, the holders of our common stock are entitled to ratably receive the remaining assets of the Company after provision for payment of the debts and liabilities of the Company and subject to the rights, if any, of holders of any outstanding series of stock having a preference over, or the right to participate with, the common stock with respect to the distribution of assets. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Series A Convertible Preferred Stock

Holders of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) are not entitled to dividends, except that in the event that a dividend is declared on the Company’s common stock, the holders of the Series A Preferred shall receive the dividends that would be payable if all the outstanding shares of Series A Preferred Stock were converted into common stock immediately prior to the declaration of the dividend. In the event of liquidation, dissolution or winding up, the holders of the Series A Preferred are not entitled to a liquidation preference over the holders of common stock, and shall share in any remaining assets pro rata with the holders of common stock as if converted into common stock. The holders of the Series A Preferred have full voting rights and powers equal to the voting rights and powers of holders of common stock. For so long as any Series A Preferred is issued and outstanding, the holders of Series A Preferred shall vote together as a single class with the holders of common stock, with the holders of Series A Preferred being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred then outstanding, and the holders of common stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The vote of 100% of the outstanding Series A Preferred Stock shall determine the vote of the Series A Preferred Stock as a class. If the holders of Series A Preferred Stock cannot unanimously agree on how to vote on a particular matter or matters, then the holders shall submit such matter or matters for a determination by a majority of the directors of the Board of Directors of (including, for such purpose, directors who are holders of Series A Preferred Stock) and the holders shall be deemed to have voted all of their shares of Series A Preferred Stock in accordance with the determination of the Board of Directors. Holders of the Series A Preferred may elect to convert each share of Series A Preferred into one share of common stock. The rights, powers or privileges of the Series A Preferred may not be altered without the approval of all holders of outstanding Series A Preferred.

Series D Convertible Preferred Stock

Holders our Series D Convertible Preferred Stock, par value $0.001 (the “Series D Preferred”) have no voting rights unless the shares of Series D Preferred are converted into shares of common stock. Holders of the Series D Preferred may, at any time, elect to convert each outstanding share of Series D Preferred into 13 and 1/3 shares of common stock, giving effect to the reverse stock split that became effective as of December 20, 2022, and subject to any adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares or similar change in the Company’s shares. If the Company declares a dividend or distribution on its common stock, the Holders of Series D Preferred are entitled to receive such dividend or distribution on a pro rata basis with the common stock determined on an as-converted basis. The rights of the Series D Preferred cannot be waived, altered, repealed or amended without the affirmative vote of a majority of the holders of Series D Preferred.

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Authorized But Unissued Capital Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. The Company may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the Company’s capital stock. The existence of unissued and unreserved common stock and preferred stock may enable the Company’s board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if the Company issues preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Our board of directors, without stockholder approval, has the authority under the Company’s amended and restated articles of incorporation, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election of Directors

Our bylaws provide that a vacancy on the board of directors shall be filled by the directors then in office, though less than a quorum. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Company’s board of directors by filling the vacancies created by that removal with its own nominees.

Removal of Directors

Except in certain cases for directors elected by the holders of any series of preferred stock, a director may be removed only by the affirmative vote two-thirds of the outstanding shares entitled to vote. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from removing directors.

Stockholder Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the president upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from calling special meetings. This provision may discourage another person or entity from making a tender offer, even if it acquired a majority of the Company’s outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting or by written consent.

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Anti-Takeover Effects of Nevada Law

Certain provisions of the Nevada Revised Statutes, or NRS, as described below, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (1) the corporation’s board of directors approves, in advance, either the combination itself, or the transaction by which such person becomes an interested stockholder, or (2) the combination is approved by the board of directors and 60% of the then-outstanding voting power of the corporation’s stockholders not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of the prior approval described above, certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder. These statutes generally apply to “resident domestic corporations,” namely Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Our amended and restated articles of incorporation include a provision providing that at such time, if any, that we become a “resident domestic corporation” as defined in the NRS, we will not be subject to, or governed by, any of the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute. As a result, pursuant to NRS 78.434, the “combinations with interested stockholders” statutes will not apply to us, unless our amended and restated articles of incorporation are subsequently further amended to provide that we are subject to those provisions.

Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of stockholder voting power above specified thresholds in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In our bylaws, we have elected not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive. Absent such provision in our bylaws, these statutes would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.

NRS 78.139(4) also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to, or not in, the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies that the directors are entitled, but not required, to consider when exercising their directorial powers pursuant to NRS 78.138(4).

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. We will issue each series of warrants under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, negotiated transactions, block trades or a combination of these methods. We may sell securities:

●	through underwriters;

●	through broker-dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

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●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to broker-dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a broker-dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the broker-dealer, as principal. The broker-dealer may then resell such securities to the public at varying prices to be determined by such broker-dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with broker-dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, broker-dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and broker-dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

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LEGAL MATTERS

The validity of the common stock and preferred stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. The validity of the warrants offered hereby will be passed upon for us by DLA Piper LLP (US). Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Pipara & Co LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 4, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 21, 2025, May 28, 2025 and May 30, 2025;

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 27, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

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$2,500,000 Shares of

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

December 5, 2025